AMENDMENT TO THE
ETF SERIES SOLUTIONS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, dated as of the 19th day of February, 2019, to the Fund Administration Servicing Agreement dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties to the Agreement desire to amend the Agreement to add funds in the manner set forth herein; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the current exhibit to add the following series of ETF Series Solutions:

Defiance Next Gen Connectivity ETF
Defiance Junior Robotics ETF
Defiance Junior Cyber Security ETF
Defiance Junior Cloud Computing and Big Data ETF
Defiance Junior Biotechnology ETF
Defiance Junior Applied AI ETF
Defiance Encrypted Software Technologies ETF

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit BB is hereby superseded and replaced with Exhibit BB attached hereto

This amendment will become effective upon the commencement of operations of the Defiance Next Gen Connectivity ETF, Defiance Junior Robotics ETF, Defiance Junior Cyber Security ETF, Defiance Junior Cloud Computing and Big Data ETF, Defiance Junior Biotechnology ETF, Defiance Junior Applied AI ETF, and Defiance Encrypted Software Technologies ETF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael D. Barolsky	By: /s/ Anita M. Zagrodnik

Name: Michael D. Barolsky	Name: Anita M. Zagrodnik

Title: Vice President and Secretary	Title: Senior Vice President

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Exhibit BB to the ETF Series Solutions Fund Administration Servicing Agreement Defiance ETFs, LLC

Defiance Future Tech ETF
Defiance Quantum ETF
Defiance Vehicle & Technology Innovators ETF
Defiance Next Gen Connectivity ETF
Defiance Junior Robotics ETF
Defiance Junior Cyber Security ETF
Defiance Junior Cloud Computing and Big Data ETF
Defiance Junior Biotechnology ETF
Defiance Junior Applied AI ETF
Defiance Encrypted Software Technologies ETF
Fund Start-up & Registration Services Project Fee Schedule
Legal Administration Service Proposal – In support of external legal counsel
(Subject to services provided; if applicable)
$[ ] per project – one fund
$[ ] per project – two funds
$[ ] per project – three funds
$[ ] per project – four funds
Negotiated Fee – five funds and above

Additional fee of $[ ] per sub-advisor for 2 or more sub-advisors

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by advisor. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.
Additional Legal Administration Services
▪	Subsequent new fund launch – $[ ] per fund or as negotiated

Drafting SEC exemptive order application for active and/or passively-managed ETF(s), multi-manager relief or other requested relief.

▪	Passively Managed ETF Relief $[ ]
▪	Actively Managed ETF Relief $[ ]
Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
▪	$[ ] first fund
▪	$[ ] each additional fund up to 5 funds
▪	Fees negotiated for funds 6+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
▪	Postage, if necessary
▪	Federal and state regulatory filing fees
▪	Expenses from Board of Trustee meetings
▪	Third party auditing
▪	EDGAR/XBRL filing
▪	All other Miscellaneous expenses

Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement.  Fund startup and registration fees are billed 50% following the selection of U.S. Bancorp Fund Services and 50% 75 days after the preliminary registration statement is filed with the SEC filings.
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Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum1 for funds where Defiance acts as Adviser to the fund in the ETF Series Solutions (ESS) Trust.2

Annual Minimum per Fund                        Basis Points on Trust AUM
Funds 1-5                $[ ] First $250m                  [ ] bps
Funds 6-10              $[ ] Next $250m                  [ ] bps
Funds 11-15            $[ ] Next $500m                  [ ] bps
Funds 16+               $[ ] Balance                        [ ] bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum.  Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM. Once a Fund is operational, should this service agreement be terminated with USBFS prior to the end of the initial three year period, the Adviser will be will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if a Fund launched on March 1, 2017 and the Adviser terminated the relationship on June 30, 2018, the Adviser would owe would owe USBFS up to 50% of $[ ] ($[ ] admin/acct/ta + $[ ] Custody + $[ ] Distributor)

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly
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APPENDIX A
Accounting, Administration, Transfer Agent Services in addition to the Base Fee
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
▪	$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs
▪	$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
▪	$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
▪	$[ ] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪	$[ ] – Bank Loans
▪	$[ ] – Swaptions
▪	$[ ] – Intraday money market funds pricing, up to 3 times per day
▪	$[ ] – Credit Default Swaps
▪	$[ ] per Month Manual Security Pricing (>25 per day)

NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for IDC data used to monitor corporate actions
▪	$[ ] per Foreign Equity Security per Month
▪	$[ ] per Domestic Equity Security per Month
▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
ESS Trust Chief Compliance Officer Annual Fee (subject to board approval)
▪	$[ ] for the first fund
▪	$[ ] for each additional fund
▪	$[ ] per sub-advisor per fund
▪	Additional $[ ] per distributor other than Quasar Distributors, LLC
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
▪	$[ ] per security per month for fund administrative
Section 15(c) Reporting
▪	$[ ] per fund per standard reporting package*
▪	Additional Section 15(c) reporting is subject to additional charges
*Standard reporting packages for annual Section 15(c) meeting
-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full Section 15(c) report
- Performance reporting package: Peer Comparison Report

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs .

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly
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APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by USBFS upon client request)
Daily Compliance Services
▪	Base fee – $[ ] per fund per year
▪	Setup – $[ ] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)
▪	$[ ] set up fee per fund complex
▪	$[ ] per fund per month

Fees are calculated pro rata and billed monthly

Adviser’s signature not needed as fees are not changing; only adding additional funds to Exhibit BB.

1 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly
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